UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2009

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-22904 (Commission File Number)	59-2971472 (IRS Employer Identification No.)

7915 Baymeadow Way, Jacksonville, Florida (Address of Principal Executive Offices)	32256 (Zip Code)

(904) 737-1367
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2009, ParkerVision, Inc. (the “Company”) entered into two underwriting agreements with Roth Capital Partners, LLC (the “Underwriter”).

Pursuant to one underwriting agreement (the “Unit Underwriting Agreement”), the Company agreed to issue and sell 2,156,600 shares of common stock, par value $.01 per share (“Common Stock”), and 431,320 warrants (“Warrants”), each to purchase one share of Common Stock, to be sold as units (“Units”) comprised of one share and two-tenths of a Warrant, at a public offering price of $1.875 per Unit.  In addition, the Company granted the Underwriter an option to purchase up to an additional 323,490 shares of Common Stock and 64,698 Warrants, as Units, to cover over-allotments, if any.  The shares of Common Stock and the Warrants comprising the Units will be issued separately and will be transferable separately and, as such, no Units will be issued.  The Underwriter will purchase the Units at a discount of $0.15 per Unit, representing eight percent (8%) of the public offering price, for an aggregate discount of $323,490, or $372,014 assuming the over-allotment option is exercised in full.

The Warrants will be issued pursuant to a Warrant Agreement (“Warrant Agreement”) by and between the Company and American Stock Transfer and Trust Company, LLC, as warrant agent.  Each whole Warrant included in the Units will entitle the holder to purchase one share of Common Stock at an exercise price per share of $1.875, commencing on March 3, 2009 and expiring on March 3, 2014.  The exercise price and number of shares of common stock issuable on exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.  The exercise price and the amount and/or type of property to be issued upon exercise of the Warrants will also be subject to adjustment if the Company engages in a “Fundamental Transaction” (as defined in the Warrant Agreement).

Pursuant to the other underwriting agreement (the “Stock Underwriting Agreement”), the Company agreed to issue and sell 3,484,309 shares of Common Stock (the “Stock”) at a public offering price of $1.665 per share.  In addition, the Company granted the Underwriter on option to purchase up to an additional 522,646 shares to cover over-allotments, if any.  The Underwriter will purchase the Stock at a discount of $0.1332 per share, representing eight percent (8%) of the public offering price, for an aggregate discount of $464,110, or $533,726 assuming the over-allotment option is exercised in full.

On February 26, 2009, the Company also entered into subscription agreements (“Subscription Agreements”) with the Parker Family Trust, a trust for the benefit of the dependents of Jeffrey L. Parker, the Company’s chairman of the board and chief executive officer, and with Papken der Torossian and Robert G. Sterne, each a member of the Company’s board of directors (together, the “Buyers”).  Pursuant to the Subscription Agreements, the Buyers agreed to purchase an aggregate of 354,054 shares of Common Stock at a price per share of $1.85.  In connection with Underwriter’s engagement, we will pay the Underwriter a fee in the amount of $0.037 per share, or 2% of the gross proceeds, sold to the Buyers, for an aggregate fee of $13,100.

The closing of each of the offerings described above (together, the “Offerings”) is subject to the closing of the other Offerings.  The securities in each Offering will be issued pursuant to the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-156571) that was declared effective on January 20, 2009.  Prospectus supplements describing the terms of each Offering were filed with the Securities and Exchange Commission on February 26, 2009.  The Company anticipates that the Offerings will close on March 3, 2009.  Upon closing, the net proceeds to the Company from the Offerings, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $9,500,000.  If the entire overallotment option is exercised, the net proceeds will equal approximately $10,800,000.

The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the Unit Underwriting Agreement, the Stock Underwriting Agreement, the Warrant Certificate, the form of Warrant Agreement and the form of Subscription Agreement, which are included as Exhibits 1.1, 1.2, 4.1, 4.2 and 10.1, respectively, to this Current Report, and are incorporated by reference in this Item.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

1.1	Underwriting Agreement for Units, dated February 26, 2009, between ParkerVision, Inc. and Roth Capital Partners, LLC.

1.2	Underwriting Agreement for Common Stock, dated February 26, 2009, between ParkerVision, Inc. and Roth Capital Partners, LLC.

4.1	Form of Warrant Certificate.

4.2	Form of Warrant Agreement between ParkerVision, Inc. and American Stock Transfer and Trust Company, LLC.

5.1	Opinion of Graubard Miller.

10.1	Form of Subscription Agreement between ParkerVision, Inc. and the Investor on the signature page thereto.

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2009
PARKERVISION, INC.

By:  /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement for Units, dated February 26, 2009, between ParkerVision, Inc. and Roth Capital Partners, LLC.

1.2	Underwriting Agreement for Common Stock, dated February 26, 2009, between ParkerVision, Inc. and Roth Capital Partners, LLC.

4.1	Form of Warrant Certificate.

4.2	Form of Warrant Agreement between ParkerVision, Inc. and American Stock Transfer and Trust Company, LLC.

5.1	Opinion of Graubard Miller.

10.1	Form of Subscription Agreement between ParkerVision, Inc. and the Investor on the signature page thereto.

99.1	Press release.